Exhibit 99.1

For more information, contact: Robert Jordheim Chief Financial Officer rjordheim@rtix.com Roxane Wergin Director, Corporate Communications rwergin@rtix.com Phone (386) 418-8888

RTI Surgical® Announces 2017 First Quarter Results

Disciplined Focus on Execution Delivers Improved Top-Line Performance;

Company in Initial Stages of Transformation toward Sustainable Profitable Growth

ALACHUA, Fla. (April 27, 2017) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, reported operating results for the first quarter of 2017. In addition, the company outlined progress against the initial stages of its transformation toward long-term profitable growth.

RTI’s first quarter 2017 financial results, as described in greater detail below, reflect that the company’s initial actions are beginning to yield positive results. RTI has delivered double-digit revenue growth across its direct business, including its spine, surgical specialties and cardiothoracic segments. The company reported continued strong performance in its International business, with revenue growth in Europe and Asia-Pacific. The Commercial/other business continues to see signs of stabilization despite a decline in revenues.

Under the leadership of Camille Farhat, who assumed the CEO position on March 15, 2017, RTI’s management is implementing a series of actions to return the company to sustainable profitable growth. These initiatives include improving execution, reducing costs and directing resources to those businesses, products and markets with the greatest growth potential. The initial phase of the company’s restructuring program remains on target to yield annualized savings of approximately $8 million, starting in the second quarter.

“I am pleased that our initial strategic initiatives are taking hold as evidenced by two consecutive quarters of improving performance. While these results are a positive sign, we still have significant work ahead of us,” said Camille Farhat, chief executive officer, RTI. “We are in the early stages of what will be a long-term transformation of the company. Our current focus is on cost reduction, disciplined execution and targeted innovation to better position RTI’s operating platform for growth and profitability.”

He added, “Longer-term, we are completing a thorough evaluation of RTI, its businesses, markets and products. Although we are in the initial phases of this evaluation, there are three central themes that standout: 1) continue investment in our spine business and build scale, 2) increase investment in our commercial business to drive innovation and create new growth opportunities, and, 3) improve margins of our tissue based implants. We have a talented team, outstanding products and a fierce dedication to meeting our customers’ needs. I am confident that we are on the right path toward setting up RTI for long-term profitable growth and improved cash flow generation.”

First Quarter 2017

RTI reported a net loss applicable to common shares of $2.8 million in the first quarter of 2017, or $0.05 per fully diluted common share, primarily due to a previously disclosed pre-tax charge for severance-related expenses totaling $4.4 million. As outlined in the reconciliation tables that follow, excluding these charges, adjusted net income applicable to common shares was $139,000. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) were $6.5 million.

Worldwide revenues were $69.9 million for the first quarter of 2017, an increase of 4 percent, domestic revenues were $63.3 million, an increase of 3 percent, and International revenues were $6.6 million, an increase of 8 percent when compared to the first quarter of 2016. The increase in domestic revenues was primarily due to strong performance in the domestic direct business. The increase in International revenues was mainly driven by growth in Asia, primarily in Spine, and in Europe, primarily in Biologics.

Direct revenues were $43.8 million for the first quarter of 2017, an increase of 13 percent compared to the first quarter of 2016, with double-digit growth reported in RTI’s spine, surgical specialties and cardiothoracic direct business segments. Commercial/other revenues were $26.1 million for the first quarter of 2017, a decline of 9 percent compared to the first quarter of 2016, partly due to lower orders in RTI’s OEM trauma business. Commercial/other revenues continue to stabilize on a sequential basis.

Fiscal 2017 Outlook

RTI’s focus for 2017 will remain squarely on disciplined execution, targeted innovation, and ongoing implementation of strategic actions to achieve profitable growth across each of its business lines and geographies. The company has developed its guidance based on its ongoing restructuring and operational improvement program, its current business profile and existing market conditions.

Within this context, based on first quarter results, RTI expects full year revenues for 2017 to be between $274 million and $285 million, in line with prior communication, with direct revenues anticipated to grow mid-to-high single digits on a percentage basis compared to 2016, while commercial/other revenues are expected to be relatively flat to low single-digit decline on a percentage basis.

As detailed in the reconciliation provided later in this release, excluding the $4.4 million pre-tax charge for severance-related expenses in 2017 as noted above, RTI expects adjusted full year net income per fully diluted common share to be between $0.05 and $0.10, in line with prior communication, based on 59.5 million fully diluted shares outstanding.

RTI will continue to evaluate its operating platform throughout the year and will update its top and bottom line guidance as its actions might warrant.

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss its first quarter 2017 results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended
	March 31,
	2017	2016

Revenues	$69,939	$67,351
Costs of processing and distribution	34,160	31,326

Gross profit	35,779	36,025

Expenses:
Marketing, general and administrative	29,671	27,552
Research and development	3,688	4,161
Severance charges	4,403	—
Contested proxy expenses	—	308

Total operating expenses	37,762	32,021

Operating (loss) income	(1,983)	4,004

Total other expense - net	(799)	(314)

(Loss) income before income tax provision	(2,782)	3,690
Income tax benefit (provision)	910	(1,289)

Net (loss) income	(1,872)	2,401

Convertible preferred dividend	(910)	(858)

Net (loss) income applicable to common shares	$(2,782)	$1,543

Net (loss) income per common share - basic	$(0.05)	$0.03

Net (loss) income per common share - diluted	$(0.05)	$0.03

Weighted average shares outstanding - basic	58,495,796	57,914,893

Weighted average shares outstanding - diluted	58,495,796	58,211,644

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months
	Ended March 31,
	2017	2016
Net (loss) income	$(2,782)	$1,543
Interest expense, net	819	360
Provision for income taxes	(910)	1,289
Depreciation	2,672	3,382
Amortization of intangible assets	896	928

EBITDA	695	7,502
Reconciling items for Adjusted EBITDA
Preferred dividend	910	858
Non-cash stock based compensation	834	500
Foreign exchange gain	(20)	(46)
Other reconciling items(1)
Severance charges excluding stock based compensation	4,070	—
Contested proxy expenses	—	308

Adjusted EBITDA	$6,489	$9,122

Adjusted EBITDA as a percent of revenues	9%	14%

(1)	See explanations in Use of Non-GAAP Financial Measures section later in this release.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Common Shares and Net (Loss) Income Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands, except per share data)

	For the Three Months Ended
	March 31, 2017			March 31, 2016
	Net Income Applicable to Common Shares	Amount per Diluted Share		Net Income Applicable to Common Shares	Amount per Diluted Share
As reported	$(2,782)		$(0.05)	$1,543	$0.03
Severance charges (1)	4,403		$0.07	—	—
Contested proxy expenses (2)	—	$		308	0.01
Tax effect on adjustments	(1,482)		$(0.03)	(125)	(0.00)

Adjusted *	$139		$0.00	$1,726	$0.03

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Amount Per Diluted Share may not foot due to rounding.

Fiscal 2017 Outlook

Full year net income per fully diluted common share is expected to be in the range of $0.01 to $0.06, based on 59.5 million fully diluted shares outstanding. Excluding severance charges taken in 2017, full year net income per fully diluted common share is expected to be in the range of $0.05 to $0.10.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of GAAP Guidance Net Income Per Common Share - Diluted to

Adjusted Non-GAAP Guidance Net Income Per Common Share - Diluted

(Unaudited)

Twelve Months Ended
December 31, 2017
$ Amount Per Common Share - Diluted
GAAP Guidance Net Income Per Common Share - Diluted	$0.01 - 0.06
Severance charges, net of tax effect	0.04

Adjusted Non-GAAP Guidance Net Income Per Common Share - Diluted	$0.05 - 0.10

Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted. The calculation of the tax effect on the adjustments between GAAP net (loss) income applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net (loss) income applicable to common shares in calculating Adjusted Net Income Applicable to Common Shares-Diluted. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables listed above.

The following is an explanation of the adjustments that management excluded as part of adjusted measures for the three month period ended March 31, 2017 and 2016 as well as the reason for excluding the individual items:

(1) Severance charges – This adjustment represents charges relating to the termination of former employees. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

(2) Contested proxy expenses – This adjustment represent charges relating to contested proxy expenses. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended
	March 31,
	2017	2016

Revenues:
Spine	$20,338	$17,094
Sports medicine and orthopedics	12,896	12,520
Surgical specialties	1,780	1,015
Cardiothoracic	3,151	2,534
International	5,657	5,517

Subtotal direct	43,822	38,680
Global commercial	23,581	25,330
Other revenues	2,536	3,341

Total revenues	$69,939	$67,351

Domestic revenues	63,307	61,184
International revenues	6,632	6,167

Total revenues	$69,939	$67,351

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$17,598	$13,849
Accounts receivable - net	36,294	41,488
Inventories - net	117,392	119,743
Prepaid and other current assets	5,888	5,213

Total current assets	177,172	180,293

Property, plant and equipment - net	85,118	83,298
Goodwill	54,887	54,887
Other assets - net	51,472	49,553

Total assets	$368,649	$368,031

Liabilities and Stockholders’ Equity
Accounts payable	$28,360	$26,112
Accrued expenses and other current liabilities	27,345	26,772
Current portion of long-term obligations	5,301	6,080

Total current liabilities	61,006	58,964

Deferred revenue	7,394	6,612
Long-term liabilities	76,068	77,523

Total liabilities	144,468	143,099

Preferred stock, including accrued dividends	60,972	60,016

Stockholders’ equity:
Common stock and additional paid-in capital	416,415	416,570
Accumulated other comprehensive loss	(7,996)	(8,316)
Accumulated deficit	(245,210)	(243,338)

Total stockholders’ equity	163,209	164,916

Total liabilities and stockholders’ equity	$368,649	$368,031

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Three Months
	Ended March 31,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(1,872)	$2,401
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	3,568	4,310
Stock-based compensation	834	500
Amortization of deferred revenue	(1,274)	(1,217)
Other items to reconcile to net cash provided by operating activities	8,321	429

Net cash provided by operating activities	9,577	6,423

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,283)	(4,637)
Patent and acquired intangible asset costs	(319)	(1,196)

Net cash used in investing activities	(3,602)	(5,833)

Cash flows from financing activities:
Proceeds from long-term obligations	2,000	3,000
Net payments from short-term obligations	—	(249)
Payments on long-term obligations	(4,250)	(4,133)
Other financing activities	(34)	(108)

Net cash used in financing activities	(2,284)	(1,490)

Effect of exchange rate changes on cash and cash equivalents	58	14

Net increase (decrease) in cash and cash equivalents	3,749	(886)
Cash and cash equivalents, beginning of period	13,849	12,614

Cash and cash equivalents, end of period	$17,598	$11,728